Exhibit 99.1
Biotech Analyst Joins Board of Directors of Marshall Edwards, Inc.
NEW CANAAN, CT and SYDNEY, AUSTRALIA — 03/19/09 — Marshall Edwards, Inc. (NASDAQ: MSHL) is pleased to announce the appointment of Leah Cann to the Board of Directors of the Company.
Ms. Cann is an independent research analyst in Newport, Rhode Island. She began her career as a research scientist with Memtec Corporation and moved to Wall Street in 1992, where she was a research analyst with CIBC Oppenheimer for nearly nine years. Ms. Cann was a heath care analyst for the Boston-based asset manager, Cadence Capital, and later the senior biotechnology analyst for Wachovia Securities. Twice recognized as an All-Star analyst by the Wall Street Journal, she is the founder of Leah Rush Cann Research and Consulting, LLC, a Newport, Rhode Island-based cancer research and consulting organization. She is also Founder and Chairman of the Board of Hope Funds for Cancer Research, and a member of the New York Academy of Sciences.
Ms. Cann received a BA in Art History and Chemistry and an MBA from Stetson University. She was a post-baccalaureate at the College of William and Mary and a post-graduate at Columbia University. She has been a trustee and member of several committees of International House in New York City for more than 10 years.
Marshall Edwards’ Board Chairman, Professor Bryan Williams, welcomed Ms. Cann to the Board. She has been appointed chair of the Company Audit Committee.
The Company also announces that Mr. William D. Rueckert has resigned from the Marshall Edwards’ Board, and has accepted a position on the Board of the Company’s 72 per cent shareholder, Novogen Limited. Chairman Williams, on behalf of the board and shareholders, thanked Mr. Rueckert for his skillful and effective contributions as a Marshall Edwards’ director.
About Marshall Edwards, Inc. and Novogen Limited
Marshall Edwards is a specialist oncology company focused on the clinical development of novel anti-cancer therapeutics. These derive from a flavonoid technology platform that has generated a number of novel compounds characterized by broad ranging activity in laboratory testing against a range of cancer targets with few side effects. The ability of these compounds to inhibit the production of pro-survival proteins within the cancer cell suggests that they may possess a unique combination of efficacy and safety. Marshall Edwards has licensed rights from Novogen Limited (ASX: NRT) (NASDAQ: NVGN) to bring oncology drugs including phenoxodiol and triphendiol (NV-196) to market globally. Marshall Edwards is majority owned by Novogen, an Australian biotechnology company that is specializing in the development of therapeutics based on a flavonoid technology platform. Novogen, based in Sydney, Australia, is developing a range of therapeutics from its proprietary flavonoid synthetic chemistry technology platform. More information on phenoxodiol, triphendiol and on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.
More information about Marshall Edwards’ Phase III clinical trial Ovature, in which phenoxodiol is being studied in conjunction with weekly carboplatin for its efficacy in treating advanced ovarian cancer can be found by visiting www.ovaturetrial.com.
Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.
Contact:
Christopher Naughton
+ 61 2 9878 0088 (Australia)
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